EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Stock Incentive Plan of our report dated April 6, 2001, with respect to the financial statements of SATX, Inc. for the years ended December 31, 2000, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.





/s/ Lazar Levine & Felix LLP


New York, New York


September 6, 2001